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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 8, 2002.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1943604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(972) 409-1300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

R. Michael Rouleau
Chief Executive Officer
Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
(972) 409-1300
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

With copies to:

Mark V. Beasley, Esq.	Robert L. Estep, Esq.
Michaels Stores, Inc.	Jones, Day, Reavis & Pogue
8000 Bent Branch Drive	2727 North Harwood Street
Irving, Texas 75063	Dallas, Texas 75201
(972) 409-1300	(214) 220-3939

Approximate date of commencement of proposed sale to public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /             .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /             .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $.10 per share	3,000,000	$31.25	$93,750,000	$8,625

1.
Represents shares issuable in connection with the exercise of options available for grant under the Michaels Stores, Inc. 2001 General Stock Option Plan. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the plan as a result of the antidilution provisions contained therein.

2.
The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options for 175,000 shares of the common stock already granted (the resale of which is registered hereby), the stated exercise price of such options, and in the case of options still available for grant, the average of the reported high and low sale prices of shares of the common stock on the New York Stock Exchange on March 1, 2002.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

Subject to Completion, Dated March 8, 2002

Information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

         3,000,000 Shares
MICHAELS STORES, INC.
Common Stock

        This prospectus relates to 2,790,000 shares of common stock, par value $.10 per share, of Michaels Stores, Inc., issuable by us upon exercise of stock options to be granted from time to time to eligible persons under the Michaels Stores, Inc. 2001 General Stock Option Plan and the subsequent offer and resale of such shares from time to time by selling stockholders or permitted transferees of such shares and an additional 210,000 shares of common stock issuable upon exercise of options previously granted or available for grant under the plan, the exercise of which are covered by other registration statements. In addition, this prospectus also relates to such indeterminate number of additional shares of common stock as may become subject to awards under the plan as a result of the plan's antidilution provisions.

        Plan participants who are directors and executive officers may use this prospectus in sales of shares of common stock acquired upon the exercise of options. The price and other terms of these sales will be established at the time they occur. The sales prices may be equal to or based upon the then-current market prices or determined through negotiation.

        We will receive the proceeds of the issuance of shares of common stock upon the exercise of options granted under the plan. We will not receive any proceeds from sales of shares by plan participants and permitted transferees.

        We will pay all expenses in connection with this offering, which are estimated to be approximately $31,000. The selling stockholders are offering 175,000 shares of common stock as of the date of this prospectus.

        The common stock is listed on the New York Stock Exchange under the symbol "MIK." On March 7, 2002, the closing price of the common stock on the New York Stock Exchange was $35.50.

        Our principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063 (telephone: 972-409-1300).

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2002.

FORWARD-LOOKING INFORMATION

        Some of our statements contained in this prospectus or incorporated by reference into this prospectus are forward-looking statements that reflect our plans, estimates and beliefs. Words such as "anticipates," "plans," estimates," "expects," "believes" and similar expressions often identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors set forth in or incorporated by reference in this prospectus. These factors include:

  •
  customer demand and trends in the arts and crafts industry;

  •
  impact of competitor's locations, pricing and products;

  •
  related inventory risks due to shifts in customer demand;

  •
  impact of economic conditions;

  •
  availability of acceptable locations for new stores;

  •
  difficulties in implementing information system technologies;

  •
  supply constraints;

  •
  results of financing efforts;

  •
  effectiveness of advertising strategies; and

  •
  other risks detailed in this prospectus (including the documents incorporated into this prospectus by reference).

        All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

        Except for the information contained in this prospectus, we have not authorized any person to give any information or to make any representation in connection with the offering or sale of these securities. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, imply that the information contained herein is correct as of any date subsequent to the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        As specified below, certain documents filed or to be filed by us with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this prospectus. The information contained in such documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede the information contained in earlier-dated documents.

        We incorporate by reference into this prospectus the documents listed below and all documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering:

  •
  Our annual report on Form 10-K for the fiscal year ended February 3, 2001;

  •
  Our quarterly reports on Form 10-Q for the fiscal quarters ended May 5, 2001, August 4, 2001 and November 3, 2001;

  •
  Our current reports on Form 8-K dated June 19, 2001, July 6, 2001, July 9, 2001, July 27, 2001, September 20, 2001, October 31, 2001, February 1, 2002, February 15, 2002 and March 8, 2002; and

  •
  The description of our common stock, par value $.10 per share, contained in our registration statement on Form 8-A (SEC File No. 001-09338), filed December 5, 2001.

        You may request a copy of any of the information that has been incorporated by reference into, but not delivered with, this prospectus at no cost by writing to or telephoning our Investor Relations Department at the following address or telephone number:

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
Telephone: (972) 409-1300

        The information relating to Michaels contained in this prospectus should be read together with the information in the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934. Our filings with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act of 1933 relating to 3,000,000 shares of our common stock issued or issuable under the Michaels Stores, Inc. 2001 General Stock Option Plan and offered by this prospectus. This prospectus and the registration statement also relate to any additional shares of common stock that any person may acquire as a result of the antidilution provisions of the plan.

        Additional information regarding us and the shares offered by this prospectus is contained in the registration statement and its exhibits. Any statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each such statement is qualified in its entirety by reference to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.

MICHAELS

        We are the largest national specialty retailer providing materials, ideas and education for creative activities in home décor, art and craft projects. Through our Michaels stores, we offer a wide selection of items, including:

  •
  products for the do-it-yourself home decorator, including picture framing materials and custom framing services, silk and dried floral products, and seasonal décor items;

  •
  art supplies, including memory books, surfaces and pads, brushes, paints, adhesives, and finishes; and

  •
  craft supplies, including beads, jewelry, needlework and knitting supplies, and kids' craft materials.

        In addition, through Aaron Brothers, our wholly-owned subsidiary, we operate Aaron Brothers stores, which offer photo frames, a full line of ready-made frames, custom framing services and a wide selection of art supplies.

USE OF PROCEEDS

        The proceeds from the issuance of the shares upon exercise of options under the plan will be added to our funds and used for general corporate purposes. We will not receive any of the proceeds from the sale of shares by the selling stockholders following the exercise of their options.

RESALE OF SHARES; SELLING STOCKHOLDERS

        The persons listed in the following table are eligible pursuant to the registration statement and this prospectus to offer and sell shares acquired by them upon the exercise of options. The inclusion of any person in the following table is not an indication or admission that such person is our affiliate. The ownership information set forth in the following table is presented as of February 28, 2002. 65,705,409 shares of common stock were issued and outstanding as of that date.

        We are unaware whether the selling stockholders listed below intend to exercise the options or to sell the shares they may acquire upon exercise of options.

        In the future we may grant additional options to the persons listed below and may allow persons other than those listed below to offer and sell shares acquired upon exercise of options pursuant to the registration statement and this prospectus. We will supplement this prospectus to reflect such changes as and when required by law.

	Common Stock Ownership Prior to Offering (1)(2)			Common Stock Ownership After Offering (2)
			Number of Shares of Common Stock Offered Hereby
Name and Position
	Number	Percentage		Number	Percentage
Charles J. Wyly, Jr. (3) Chairman of the Board of Directors	1,667,988	2.5%	35,000	1,632,988	2.5%
Sam Wyly (4) Vice Chairman of the Board of Directors	1,486,792	2.2%	35,000	1,451,792	2.2%
Richard E. Hanlon (5) Director	140,200	*	35,000	105,200	*
Richard C. Marcus (5) Director	135,000	*	35,000	100,000	*
Elizabeth A. VanStory (5) Director	135,000	*	35,000	100,000	*

*
Less than 1% of class.

(1)
Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan have sole voting power and investment power with respect to such shares.

(2)
Based on 65,705,409 shares of common stock issued and outstanding as of February 28, 2002.

(3)
Includes 700,000 shares to be acquired upon exercise of options granted under the Michaels Stores, Inc. 1997 Stock Option Plan, 100,000 of which are presently exercisable, 66,666 of which become exercisable on July 31, 2002 and 66,667 of which become exercisable on each of July 31, 2003 and July 31, 2004 and 400,000 shares to be acquired upon exercise of options granted under the 1997 Stock Option Plan held by Stargate, Ltd. (a limited partnership, the general partner of which is a trust of which Mr. Wyly is one of the trustees); 160,000 shares held of record by Stargate, Ltd.; 772,988 shares held of record by family trusts of which Mr. Wyly is the trustee; and 35,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(4)
Includes 1,100,000 shares to be acquired upon exercise of options granted under the 1997 Stock Option Plan, 1,000,000 of which are presently exercisable, and 33,333 of which become exercisable on each of July 31, 2002 and July 31, 2003 and 33,334 of which become exercisable on July 31, 2004; 200,000 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 149,572 shares held of record by family trusts of which Mr. Wyly is the trustee; 2,220 shares held by Mr. Wyly's wife; and 35,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(5)
Includes 100,000 shares to be acquired upon exercise of options granted under the 1997 Stock Option Plan and 35,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

2001 GENERAL STOCK OPTION PLAN

Available Information Regarding the Plan

        A copy of the plan has been filed as an exhibit to our registration statement on Form S-8 (Registration No. 333-71054) filed with the SEC on October 5, 2001.

        The following summaries of certain provisions of the plan are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the plan. See "Incorporation of Certain Documents by Reference." Copies of the plan and additional information regarding the plan and the plan's administrators may be obtained by contacting us at the address or telephone number listed on the cover page of this prospectus.

Purpose and Adoption of the Plan

        The purpose of the plan is to attract and retain the best available talent and encourage the highest level of performance by directors and executive officers and other employees of Michaels and our subsidiaries and to provide them with incentives to put forth maximum efforts for the success of our business. Our board of directors adopted the plan effective as of August 20, 2001. The stockholders approved the adoption of the plan at the annual meeting of stockholders held on October 5, 2001.

Shares Available Under the Plan

        A total of 3,000,000 shares of common stock are available for issuance under the plan. Shares of common stock issued under the plan may be authorized but unissued shares, shares held in treasury or a combination of both.

Description of Options Available Under the Plan

        The plan authorizes the grant of options to purchase shares of common stock that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, and which permit a participant to benefit from increases in the value of shares of common stock above a predetermined purchase price per share.

        The exercise price of the options may not be less than the fair market value per share of the common stock on the grant date. Generally, options to purchase no more than 150,000 shares of common stock may be granted to any participant during any single calendar year; however, the plan does provide that options to purchase up to an additional 350,000 shares of common stock may be granted to a participant not previously employed by us or our subsidiaries upon such participant's initial employment. Payment for common stock purchased upon the exercise of an option may be made in cash or by check acceptable to us, by transfer to us of shares of common stock already owned by the participant for at least six months having a value on the business day immediately preceding the exercise date equal to the total exercise price, by deferred payment from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates, by any other legal consideration acceptable to the administrators of the plan, or a combination of any of the foregoing. However, payment by the transfer of common stock to us will not be available at any time during which we are prohibited from purchasing or acquiring shares of common stock.

        The plan does not require that a participant hold the shares received on the exercise of options for a specified period.

        The administrators of the plan may, without the consent of the holder of an option, amend any option agreement in various respects, including to expand or limit the payment methods, to waive any condition or restriction applicable to the option or exercise of the option, or to expand the events that would constitute a change of control.

Plan Administration

        Unless administration of the plan has been expressly assumed by the board of directors pursuant to a resolution of the board of directors, the plan will be administered by a committee of the board of directors whose members are appointed and may be removed by the board of directors from time to time. All of the members of the committee, which may not be less than two, are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

        The committee has the authority to decide which executive officers and other employees of Michaels and our subsidiaries will receive option grants and the number of shares of common stock to be covered by each option. Grants of options to our directors (both employee and non-employee) will be automatic pursuant to a formula plan and commenced beginning at our 2001 annual meeting of stockholders. On the date of first election to our board of directors, if such election is not at an annual meeting of our stockholders, and immediately after each annual meeting of our stockholders, each director will be granted stock options to purchase 17,500 shares of common stock.

        The committee has the full authority and discretion to administer the plan and to take any action that is necessary or advisable in connection with the administration of the plan. The interpretation and construction by the committee of any provision of the plan and any determination by the committee pursuant to any provision of the plan, or of any agreement, notification or document evidencing the grant of a stock option, will be final and conclusive.

Persons Eligible to Receive Options

        Executive officers and other employees of Michaels and our subsidiaries and our directors are eligible to receive grants of options under the plan.

Transferability of Options

        Options granted under the plan will be subject to any transfer restrictions, if any, that the committee may impose in granting the options.

Adjustments to Shares Available Under the Plan

        The committee or the board of directors will make or provide for adjustments in the maximum number of shares available under the plan, the number of shares of common stock covered by outstanding options, the purchase price per share of common stock covered by options, and/or the kind of shares covered (including shares of another issuer), as they may determine is equitably required to prevent dilution or enlargement of the rights of participants under certain circumstances. Such circumstances include any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Additionally, if such a transaction or event occurs, the committee or the board of directors may provide in substitution for outstanding options such consideration as they determine to be equitable under the circumstances and may require in connection with such substitution the surrender of the options so replaced.

Vesting and Termination of Options

        Each stock option granted to our directors pursuant to the formula plan will vest on the date of grant and any unexercised options will expire on the calendar day immediately preceding the fifth anniversary of the grant date. However, in the event a director dies, any unexpired and unexercised options on the date of the director's death will expire on the calendar day immediately preceding the third anniversary of the director's death.

        Generally, each option granted to executive officers and other employees of Michaels and our subsidiaries vests one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date, and expires on the calendar day immediately preceding the fifth anniversary of the grant date.

        However, in the event of termination of employment by reason of a participant's retirement at or after the age of 60, long-term disability (as determined by the committee in good faith) or death, each outstanding option held by the participant will immediately vest, to the extent not vested, and become fully exercisable, and will expire (a) in the case of retirement or long-term disability, on the calendar day immediately preceding the fifth anniversary of such termination date, and (b) in the case of death, on the calendar day immediately preceding the third anniversary of death. If a participant's employment is terminated for any other reason, the unvested portion of each outstanding option granted to the participant will terminate immediately, and the vested portion of each outstanding option granted to the participant will expire on the 30th calendar day following the date of such termination.

        Generally, upon a change of control, as defined in the plan, each outstanding option will vest and be fully exercisable and, subject to certain exceptions in the plan, will remain exercisable until the term of the option expires.

Nonqualified and Unfunded Status of the Plan

        The plan is unfunded and does not give participants any rights that are superior to those of our general creditors. The plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Internal Revenue Code.

No Rights to Continued Employment

        The plan does not confer upon any participant any right to continued employment or other service with us or any of our subsidiaries and does not interfere in any way with any right that we or any of our subsidiaries would otherwise have to terminate a participant's employment or other service at any time.

Termination and Amendment of the Plan

        The plan may be terminated at any time by action of the board of directors. The termination of the plan will not adversely affect the terms of any outstanding options. The plan may be amended by the board of directors or any duly authorized committee of the board of directors. Such amendments may include changes required or permitted by the Internal Revenue Service, the SEC, the National Association of Securities Dealers, Inc., any stock exchange upon which the common stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over us. Any amendment to the plan which removes or lessens any restrictions on options will apply to all options then outstanding.

Nature and Frequency of Reports

        Other than the agreement evidencing a grant of options, we do not intend to provide participants with updates as to the number of options granted, and status of such grants, under the plan.

FEDERAL INCOME TAX CONSEQUENCES

General

        Certain U.S. federal income tax consequences of the grant, exercise or transfer of options, and the subsequent sale of shares acquired upon the exercise of options, are summarized below. This summary is based on the Internal Revenue Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or the shares of common stock purchased upon the exercise of an option.

        Because the tax consequences to a plan participant under the plan may vary depending on his or her individual circumstances, each plan participant should consult his or her personal tax advisor regarding the federal and any state, local or foreign tax consequences to him or her.

Recognition of Income; Tax Withholding

        Options granted under the plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the plan participant at the time of the grant, but the plan participant will realize ordinary income at the time of exercise of the options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. Such income is subject to payment and withholding of income, FICA and Medicare taxes and other applicable employment taxes.

Tax Basis in Shares Acquired; Gain or Loss on Disposition

        A plan participant's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income at the time of exercise. If shares acquired upon exercise of an option are later sold or exchanged, the difference between the sales price and the plan participant's tax basis in the shares will generally be taxable as a capital gain or loss (if the stock is a capital asset of the participant). The deductibility of capital losses is subject to certain limitations which are not addressed herein.

Payment of Exercise Price with Shares

        If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of common stock previously owned by the plan participant, no gain or loss will be recognized on the exchange of the previously owned shares of common stock for a like number of shares of common stock. The plan participant's basis in the number of shares received equal to the number of previously owned shares of common stock surrendered would be the same as the plan participant's basis in the previously owned shares of common stock. However, the plan participant would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of common stock received in excess of the number of previously owned shares of common stock surrendered, and the plan participant's basis in such excess shares would be equal to their fair market value at the time of exercise.

Federal Tax Consequences for Transferors

        A plan participant who transfers a transferable option by way of gift will not recognize income at the time of the transfer. Instead, at the time the transferee exercises the transferable option, the transferor of such transferable option will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased by the transferee over the exercise price of the related option, in the same manner as if the transferor had retained and exercised the option. If a transfer constitutes a completed gift for gift tax purposes, then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's annual exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the gift is the value of the option at the time of the gift. If the transfer of the option constitutes a completed gift and the transferor retains no interest in or power over the option after the transfer, the option generally will not be included in his or her gross estate for federal estate tax purposes. Prior to making a transfer of a transferable option, a plan participant should consult with his or her personal tax advisor concerning the possible federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein.

General Matters Applicable to Michaels

        To the extent that a participant recognizes ordinary income in the circumstances described above, Michaels or a subsidiary would be entitled to a corresponding federal income tax deduction, provided in general that (a) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (b) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Internal Revenue Code, and (c) certain statutory provisions relating to so-called "excess parachute payments" do not apply. Awards granted under the plan may be subject to acceleration in the event of a change in control of Michaels. Therefore, it is possible that these change in control features may affect whether amounts realized upon the receipt or exercise of options will be deductible by Michaels under the "excess parachute payments" provisions of the Internal Revenue Code.

PLAN OF DISTRIBUTION

        Upon the exercise of options we will issue shares directly to or for the benefit of plan participants (or their permitted transferees) exercising such options. The shares acquired upon the exercise of options may be sold or otherwise disposed of from time to time in one or more transactions through any one or more of the following:

  •
  to purchasers directly;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the persons eligible to offer and sell shares pursuant to the registration statements and this prospectus or from the purchasers of the shares for whom they may act as agent;

  •
  the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the shares or interests therein;

  •
  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

  •
  an exchange distribution in accordance with the rules of such exchange, including, without limitation, the New York Stock Exchange, or in transactions in the over the counter market.

        Such sales may be made at then-current prices, at prices related to the then-current market prices or at negotiated prices. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The persons eligible to offer and sell shares pursuant to the registration statements and this prospectus or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the shares, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any of the shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

        We will pay all of the expenses in connection with the offering contemplated by this prospectus other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any legal counsel to the persons eligible to offer and sell shares pursuant to the registration statements and this prospectus.

LEGAL MATTERS

        Certain legal matters in connection with the validity of the common stock offered hereby have been passed upon for us by Jones, Day, Reavis & Pogue, Dallas, Texas.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the fiscal year ended February 3, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

3,000,000 SHARES

MICHAELS STORES, INC.

COMMON STOCK

PROSPECTUS

            , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses to be incurred in connection with the issuance and distribution of the common stock covered by this registration statement, all of which we will pay, are as follows:

Registration Fee	$8,625
Printing, Engraving and Filing Expenses	2,000
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	15,000
Miscellaneous Expenses	375

Total	$31,000

        The expenses to be borne by the selling stockholders in connection with the issuance and distribution of the securities being registered (other than any underwriting discounts and commissions, which will be described in an applicable prospectus supplement to the extent required) are expected to consist solely of the fees and expenses of their respective legal counsel and other incidental expenses which we are unable to estimate.

Item 15. Indemnification of Directors and Officers.

        Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (a) a breach of the director's duty of loyalty to the corporation or its stockholders, (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

        This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation or serving at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Our certificate of incorporation requires that we indemnify our directors and officers, and any other person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware law. Our certificate of incorporation also requires that we advance expenses incurred by such a person in connection with the defense of any action or proceeding arising out of that persons' status or service to us. Our bylaws require that we indemnify our directors and officers to the fullest extent permitted by the Delaware law and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against any liability, expense or other matter whatsoever. In addition, we have entered into indemnity agreements with certain of our officers and directors.

        As authorized by our certificate of incorporation, we have procured insurance that purports (a) to insure us against certain costs of indemnification that may be incurred by us pursuant to the provisions referred to above or otherwise and (b) to insure our directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

Item 16. Exhibits.

        The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1
Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.2
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.2 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.3
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc., as amended (previously filed as Exhibit 4.3 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 4.4 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).
4.5
Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Annual Report on Form 10-K for the year ended January 30, 1994, (SEC File No. 000-11822), filed April 29, 1994, and incorporated herein by reference).
5.1	Opinion of Jones, Day, Reavis & Pogue.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
24.1	Power of attorney (included on signature pages).
99.1
Michaels Stores, Inc. 2001 General Stock Option Plan (previously filed as Exhibit 99.1 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on March 8, 2002.

MICHAELS STORES, INC.
By:	/s/ BRYAN M. DECORDOVA Bryan M. DeCordova Executive Vice President — Chief Financial Officer

        Each individual whose signature appears below hereby appoints R. Michael Rouleau, Bryan M. DeCordova and Mark V. Beasley, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the SEC any and all amendments, supplements and exhibits to, and documents in connection with, this registration statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ CHARLES J. WYLY, JR. Charles J. Wyly, Jr.	Chairman of the Board of Directors	March 8, 2002
/s/ SAM WYLY Sam Wyly	Vice Chairman of the Board of Directors	March 8, 2002
/s/ R. MICHAEL ROULEAU R. Michael Rouleau	President and Chief Executive Officer (Principal Executive Officer)	March 8, 2002
/s/ BRYAN M. DECORDOVA Bryan M. DeCordova	Executive Vice President — Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2002
/s/ RICHARD E. HANLON Richard E. Hanlon	Director	March 8, 2002
/s/ RICHARD C. MARCUS Richard C. Marcus	Director	March 8, 2002
/s/ ELIZABETH A. VANSTORY Elizabeth A. VanStory	Director	March 8, 2002

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.2
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 4.2 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.3
Certificate of Amendment to Restated Certificate of Incorporation of Michaels Stores, Inc., as amended (previously filed as Exhibit 4.3 to the Michaels Stores, Inc. Form 10-Q for the fiscal quarter ended November 3, 2001 (SEC File No. 001-09338), filed December 18, 2001, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 4.4 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).
4.5
Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Michaels Stores, Inc. Annual Report on Form 10-K for the year ended January 30, 1994 (SEC File No. 000-11822), filed April 29, 1994, and incorporated herein by reference).
5.1	Opinion of Jones, Day, Reavis & Pogue.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
24.1	Power of attorney (included on signature pages).
99.1
Michaels Stores, Inc. 2001 General Stock Option Plan (previously filed as Exhibit 99.1 to the Michaels Stores, Inc. Registration Statement on Form S-8 (Registration No. 333-71054), filed October 5, 2001, and incorporated herein by reference).